UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 450-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Alberto-Culver Company (the “Company”) entered into an Underwriting Agreement, dated as of May 18, 2010 (the “Underwriting Agreement”), by and between the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company has agreed to issue to the Underwriters $150 million aggregate principal amount of 5.150% Notes due June 1, 2020 (the “Notes”). The Notes are subject to the Registration Statement on Form S-3 (File No. 333-161833) that the Company filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2009 relating to the public offering from time to time of debt securities of the Company pursuant to Rule 415 of the Securities Act of 1933, as amended.

In connection with the Company’s filing with the SEC of a definitive prospectus supplement, dated May 18, 2010, and prospectus, dated September 10, 2009, relating to the public offering of the Notes, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 - Financial Statements and Exhibits.”

Item 8.01	Other Events

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1	Underwriting Agreement

12	Computation of Ratio of Earnings to Fixed Charges

99.1	Form of Note

99.2	Opinion of Mayer Brown LLP

99.3	Consent of Mayer Brown LLP (included in Exhibit 99.2 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alberto-Culver Company

May 20, 2010	By:	/s/ Ralph J. Nicoletti
		Name:	Ralph J. Nicoletti
		Title:	Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

1	Underwriting Agreement

12	Computation of Ratio of Earnings to Fixed Charges

99.1	Form of Note

99.2	Opinion of Mayer Brown LLP

99.3	Consent of Mayer Brown LLP (included in Exhibit 99.2 hereto)